EXHIBIT 4.7

BONA FILM GROUP LIMITED

SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (the “Agreement”) is made as of November 8, 2010 by and among:

1.          Bona Film Group Limited, an exempted company incorporate under the laws of the Cayman Islands (the “Company”);

2.          Bona International Film Group Limited (), a business company incorporated under the laws of the British Virgin Islands (the “BVI Company”);

3.          Beijing Bona New World Media Technology Co., Ltd. (), a wholly foreign-owned enterprise registered in Beijing, PRC (the “WFOE”);

4.          Beijing Baichuan Film Distribution Co., Ltd. (), a limited liability company registered in Beijing, PRC (“Beijing Baichuan”);

5.          Beijing Bona Film Culture Communication Co., Ltd. (), a limited liability company registered in Beijing, PRC (“Beijing Bona Film”);

6.          Beijing Bona Advertising Co., Ltd. (), a limited liability company registered in Beijing, PRC (“Bona Advertising”);

7.          Beijing Bona Mei Tao Culture Media Co., Ltd. (), a limited liability company registered in Beijing, PRC (“Bona Mei Tao”);

8.          Zhejiang Bona Movie and Television Production Co., Ltd. (), a limited liability company registered in Zhejiang, PRC

(“Zhejiang Bona”);

9.          Bona Entertainment Company Limited (), a company incorporated under the laws of Hong Kong Special Administrative Region (the “Hong Kong Company”);

10.        Distribution Workshop (BVI) Ltd., a business company incorporated under the laws of the British Virgin Islands (“Distribution Workshop”);

11.        Yu Dong () (PRC ID No.                 );

12.        SkillGreat Limited., a business company incorporated under the laws of the British Virgin Islands (“SkillGreat”);

13.        Yu Hai () (PRC ID No.                 ) (together with Yu Dong and SkillGreat, the “Founders” and each a “Founder”);

14.        Irene Hong Tanner, a citizen of United States with passport number      ;

15.        Wing Hung Jeffrey Chan (), a citizen of United Kingdom of Great Britain and Northern Islands with passport number        (“Jeffery Chan”);

16.        Onachieve Investments Limited, a company incorporated under the laws of the British Virgin Islands (“Onachieve”);

17.        Media Range Limited, a company incorporated under the laws of the British Virgin Islands (“Media Range”);

18.        PreIPO Capital Partners Limited, a company incorporated under the laws of the British Virgin Islands (“PreIPO Limited”);

19.        Vasto International Limited, a company incorporated under the laws of the British Virgin Islands (“Vasto”)

20.        Jiang Fengyun (), a Hong Kong citizen,  with the ID Number       );

21.        Law Hiu Man (), a Hong Kong citizen with the ID Number       );

22.        Shi Nansun () (HKID No.       )) (together with Irene Hong

Tanner, Jeffrey Chan, Onachieve, Media, PreIPO Limited, Vasto, Jiang Fengyun, Law Hiu Man, the “Ordinary Shareholders” and each an “Ordinary Shareholder”);

23.        SIG China Investments One, Ltd., an exempted company incorporated in the Cayman Islands (“SIG”);

24.        Sequoia Capital China I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia I”);

25.        Sequoia Capital China Partners Fund I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia Partners”);

26.        Sequoia Capital China Principals Fund I, L.P., an exempted limited partnership registered in the Cayman Islands (“Sequoia Principals”, and together with Sequoia I and Sequoia Partners, “Sequoia”);

27.        Matrix Partners China I, L.P., an exempted partnership registered in the Cayman Islands;

28.        Matrix Partners China I-A, L.P., an exempted partnership registered in the Cayman Islands (together with Matrix Partners China I, L.P., “Matrix”);

29.        SINA Hong Kong Limited (), a company incorporated under the laws of Hong Kong Special Administrative Region (“Sina”)

30.        Zero2IPO China Fund II, L.P., an exempted limited partnership incorporated and existing under the laws of the Cayman Islands (“Zero2IPO”);

31.        Wayford Enterprises Limited, a business company incorporated under the laws of the British Virgin Islands (“Wayford”); and

32.        Blooming Capital Limited, a business company incorporated under the laws of the British Virgin Islands (“Blooming”)

(the foregoing parties collectively, the “Parties”, and each a “Party”).

RECITALS

A.           The Company, the Hong Kong Company, Distribution Workshop, the WFOE, Beijing Baichuan, Beijing Bona Film, Bona Advertising, Bona Mei Tao, Zhejiang Bona,  Jeffery Chen, SIG, Matrix, Sequoia, Sina, Zero2IPO, Wayford, Blooming and certain other parties thereto entered into a Share Subscription Agreement dated as of June 28, 2010 (the “Subscription Agreement”);

B.            The Company and the Ordinary Shareholders, the Series A Investors (as defined below), Series B-1 Investors (as defined below), the Series B-2 Investors (as defined below) and Series B-3 Investors (as defined below) entered into a Share Exchange Agreement dated as of November 8, 2010, pursuant to which the Ordinary Shareholders, the Series A Investors, Series B-1 Investors, the Series B-2 Investors and Series B-3 Investors agreed to exchange the entire issued share capital of the BVI Company to the Company for certain number of shares of the Company;

C.            The BVI Company, the WFOE, Beijing Baichuan, Beijing Bona Film, Bona Advertising, the Founders, the Ordinary Shareholders, the Series A Investors, Series B-1 Investors, the Series B-2 Investors and Series B-3 Investors entered into a Shareholders Agreement dated as of July 19, 2010 (the “Original Agreement”).  The parties to this Agreement, being sufficient to amend and waive all provisions of the Original Agreement, desire to terminate the Original Agreement and accept the rights, obligations and covenants set forth herein in lieu of the rights, obligations and covenants set forth under the Original Agreement; and

D.            As the date hereof, Yu Dong owns beneficially and of record one hundred percent (100%) of the equity interests in the capital of SkillGreat.

THE PARTIES AGREE AS FOLLOWS:

1.             Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Adherence Deed” means an adherence deed in the form attached hereto as EXHIBIT B.

“Affiliate” means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of a Investor, shall include any Person who holds Shares as a nominee for such Investor, and (c) for the purpose of Sections 5.8 and 22.3(e) only, in respect of a Investor, shall also include (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iii) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (iv) the relatives of any individual referred to in (ii) above, and (v) any trust Controlled by or held for the benefit of such individuals.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Blue Sky” means the laws or statutes of any state of the United States of America or any other jurisdiction regulating the sale of corporate securities within that state or jurisdiction.

“Board” means the Company’s board of Directors as constituted from time to time.

“Bona Ying Long” means Beijing Bona Ying Long Performance Brokerage Co., Ltd. ().

“Business Day” means any day, excluding Saturdays and Sundays, on which banks in Hong Kong, the State of New York, U.S.A., and Amsterdam, The Netherlands are generally open for business.

“Commission” means the United States Securities and Exchange Commission, as constituted from time to time, or any successor agency charged with administering the Securities Act and/or the Exchange Act.

“Control” with respect to any third Person shall have the meaning ascribed to it in Rule 405 under the U.S. Securities Act of 1933, as amended, and shall be deemed to exist in favor of any Person (a) when such Person holds at least 20 percent of the outstanding voting securities of such third Person and no other Persons owns a greater number of outstanding voting securities of such third Person or (b) over other members of such Person’s immediate family.  Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law.  The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Co-Sale Ratio” with respect to a Co-Sale Shareholder, means the ratio of (a) the number of Ordinary Share Equivalents owned by such Co-Sale Shareholder on the date of the Transfer Notice to (b) the total number of Ordinary Share Equivalents owned by the Transferring Shareholder and all the Co-Sale Shareholders on the date of the Transfer Notice.

“Co-Sale Right” has the meaning set forth in Section 5.2 of this Agreement.

“Co-Sale Shareholders” means Shareholders exercising the Co-Sale Right, and “Co-Sale Shareholder” means any one of them.

“Covenantors” means the Company, the BVI Company, the Hong Kong Company, Distribution Workshop, Wisdom Sea, the WFOE, the Domestic Companies, each Founder and each Ordinary Shareholder.

“Damages” has the meaning set forth in Section 13.1 of this Agreement.

“Directors” means the directors of the Company, and “Director” means any one of them.

“Distribution HK” means Distribution Workshop (HK) Ltd., a company organized under the laws of Hong Kong.

“Domestic Companies” means Beijing Baichuan, Beijing Bona Film, Bona Advertising, Bona Ying Long, Bona Mei Tao, and Zhejiang Bona.

“ESOP” means the Company’s employee stock option program duly approved in accordance with this Agreement and the Articles of Association of the Company or duly assumed by the Company from the BVI Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Form F-3” means Form F-3 issued by the Commission or any substantially similar form then in effect.

“Founders” has the meaning set forth in the preamble to this Agreement.

“Group” or “Group Companies” means the Company, the BVI Company, the Hong Kong Company, Distribution Workshop, Distribution HK, Wisdom Sea, the WFOE, the Domestic Companies and their respective Subsidiaries from time to time, and “Group Company” means any one of them.

“Holder” means any holder of outstanding Registrable Securities.

“Initiating Holders” means Holders who in the aggregate hold at least twenty-five percent (25%) of the Registrable Securities.

“Investor Consent” means, at the time of its determination, the prior written consent of holders representing a majority of the Series A Preferred Shares in aggregate, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares and a majority of the Series B Preferred Shares in aggregate, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series B Preferred Shares.

“Investors” means, collectively, the Series A Investors and the Series B Investors.

“Investor Representatives” means the SIG Representative, Sequoia Representative, and Matrix Representative, and “Investor Representative” means any one of them.

“Issuance Notice” has the meaning set forth in Section 4.2 of this Agreement.

“Matrix Representative” has the meaning set forth in Section 3.1(b) of this Agreement.

“New Securities” means any share capital of the Company (including reissued shares), whether authorized or not, and any rights, options, or warrants to purchase share capital of the Company, any notes, debentures, preferred stock or shares and securities of any type whatsoever that are ultimately, or may become, convertible into capital stock of the Company issued (or, pursuant to Clause 2(c) of Schedule A of the Articles of Association of the Company, deemed to be issued) by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of the Preferred Shares; (b) securities issued as a dividend or distribution on the Preferred Shares or any event for which adjustment is made pursuant to Clauses 2(f), 2(g) or 2(h) of Schedule A to the Articles of Association, (c) securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, (d) Ordinary Shares issued or issuable to officers, directors, and employees of, and consultants to, the Group pursuant to options or awards under the ESOP approved in accordance with Section 19.1 of this Agreement, or (e) securities or share capital issued to all Shareholders pro rata without consideration pursuant to a stock dividend, stock split, or similar transaction.

“Ordinary Share Equivalents” means the number of issued and outstanding Ordinary Shares, and Ordinary Shares into which issued and outstanding Preferred Shares and other securities are convertible.

“Ordinary Shareholders Representatives” has the meaning set forth in Section 3.1(b) of this Agreement, and “Ordinary Shareholder Representative” means any one of them.

“Ordinary Shares” means the ordinary shares, par value US$0.0005 per share, of the Company.

“Person” means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“PRC” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“Preferred Shares” means, collectively, the Series A Preferred Shares and the Series B Preferred Shares.

“Prohibited Transfer” has the meaning set forth in Section 5.6 of this Agreement.

“Pro Rata Ratio” with respect to any Investor or Yu Dong, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor or Yu Dong (both directly and indirectly through SkillGreat or other entity) to (b) the total number of Ordinary Share Equivalents held by all Investors and Yu Dong (both directly and indirectly through SkillGreat or other entity).

“Pro Rata Share” with respect to any Investor or Founder, means the ratio of: (a) the total number of Ordinary Share Equivalents held by that Investor or Founder (in case of Yu Dong, both directly and indirectly through SkillGreat or other entity) to (b) the total number of Ordinary Share Equivalents held by all Investors and Founders (in case of Yu Dong, both directly and indirectly through SkillGreat or other entity).

“Qualified IPO” means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities is listed and becomes publicly traded on an internationally recognized securities exchange (including the Stock Exchange of Hong Kong) or the NASDAQ National Market or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including the Stock Exchange of Hong Kong) or on NASDAQ National Market for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company, provided, however, that such transaction or listing shall result in aggregate proceeds to the Company of at least US$60,000,000 (before deduction for underwriters’ commissions and expenses), and that the market capitalization of the Company immediately after such transaction or listing shall be at least US$300,000,000.

“Register”, “Registered”, and “Registration” means a registration of securities effected by preparing and filing a registration statement on Form F-1, S-1, SB-2, F-3 or S-3 in compliance with the Securities Act, or on any comparable form in connection with a registration in a jurisdiction other than the United States (a “Registration Statement”), and the declaration or ordering of the effectiveness of that Registration Statement by the Commission.

“Registrable Securities” means all Ordinary Shares not previously sold to the public but issued or issuable to the Investors including: (a) Ordinary Shares issuable upon conversion or exercise of any of the Preferred Shares; (b) Ordinary Shares issued pursuant to stock splits, stock dividends, and similar distributions to the Investors; and (c) any securities of the Company granted registration rights pursuant to Section 7 or 8 of this Agreement; and for the purpose of Section 8, include 158,536 Ordinary Shares held by SkillGreat and 317,072 Ordinary Shares held by Jeffery Chan (as adjusted for stock splits, stock dividends, reverse stock splits and the like).

“Registration Expenses” means all expenses incurred by the Company in complying with Section 7 or 8 of this Agreement, including, without limitation, all federal and state Registration, qualification, and filing fees, printing expenses, any fees, commissions, expenses and disbursements of underwriters customarily paid by similarly situated companies in connection with underwritten offerings of equity securities to the public, fees and disbursements of counsel for the Company and one special counsel for all Holders (if different from counsel to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration, but excluding Selling Expenses.

“Registration Statement” has the meaning set forth in the definition of “Registration” above.

“Related Party” shall mean, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least 10 percent of the outstanding voting power or equity securities or other equity interests representing at least 10 percent of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest.

“Reserved Matters” has the meaning set forth in Section 19.1 of this Agreement.

“Right of First Refusal” has the meaning set forth in Section 5.1 of this Agreement.

“Right of Participation” has the meaning set forth in Section 4.1 of this Agreement.

“Rule [followed by a number]” means the Rule of the same number promulgated by the Commission under the Securities Act.

“Sale of the Company” means (a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding capital stock of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding capital stock of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding capital stock of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the capital stock of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding capital stock of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

“Senior Manager” means, with respect to any Group Company, the chief executive officer of such company and any member of management reporting directly to the board of directors or chief executive officer, managing director, chairman or legal representative of such company.

“Sequoia Representative” has the meaning set forth in Section 3.1(a) of this Agreement.

“Series A Investors” means SIG and Sequoia.

“Series A Preferred Shares” means the Series A redeemable convertible preferred shares, par value US$0.0005 per share, of the Company.

“Series A Representatives” means the SIG Representative and Sequoia Representative, and “Series A Representative” means any one of them.

“Series B Investors” means Matrix, Sequoia, Sina, Zero2IPO, Wayford and Blooming.

“Series B Preferred Shares” means, collectively, Series B-1 Preferred Shares, Series B-2 Preferred Shares and Series B-3 Preferred Shares of the Company.

“Series B-1 Preferred Shares” means the Series B-1 redeemable convertible preferred shares, par value US$0.0005 per share, of the Company.

“Series B-2 Preferred Shares” means the Series B-2 redeemable convertible preferred shares, par value US$0.0005 per share, of the Company.

“Series B-3 Preferred Shares” means the Series B-3 redeemable convertible preferred shares, par value US$0.0005 per share, of the Company.

“Shares” means any Ordinary Shares or Preferred Shares.

“Shareholders” means the holders of Shares, and “Shareholder” means any one of them.

“SIG Representative” has the meaning set forth in Section 3.1(a) of this Agreement.

“Significant Shareholder” means, as at the date of determination, any Shareholder holding one percent or more of all Shares in issue.

“Stock” has the meaning set forth in Section 5.1 of this Agreement.

“Subsidiary” means, with respect to any Person that is not an individual, any corporation, partnership, or other entity, Controlled by such Person.

“Transaction Documents” means the Subscription Agreement, this Agreement and the Memorandum and Articles of Association of the Company.

“Transfer Notice” has the meaning set forth in Section 5.1 of this Agreement.

“Transferring Shareholder” has the meaning set forth in Section 5.1 of this Agreement.

“Underwriter’s Representative” has the meaning set forth in Section 7.5(a) of this Agreement.

“US GAAP” means the Generally Accepted Accounting Principles in the United States.

“Wisdom Sea” means Wisdom Sea Group Limited (), a business company incorporated under the laws of the British Virgin Islands.

2.             Financial Statements and Reports and Information and Inspection Rights.

2.1           Financial Statements and Reports to Shareholders. The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, the Company shall deliver to each Investor in English and in a form acceptable to such Investor:

(a)           within 90 days after the end of each fiscal year of the Group, an audited consolidated balance sheet of the Group as of the end of that year and audited consolidated statements of income, shareholders’ equity, and cash flow for that year, which year-end financial statements shall be detailed and shall be prepared in accordance with US GAAP, consistently applied and accompanied by the opinion of an accounting firm approved by the Company and the Investors;

(b)           within 45 days after the end of the first, second and third fiscal quarters in each fiscal year of the Group, an unaudited consolidated quarterly income statement, balance sheet and cash flow statement of the Group and quarterly management review reports detailing certain operational performance indicators of the Group in a format acceptable to the Investors;

(c)           within 30 days after the end of each calendar month that is not also the end of fiscal year or a fiscal quarter, unaudited management accounts of the Group.

(d)           at least 45 days prior to the end of each fiscal year of the Group after 2007, the annual consolidated budget of the Group for the next fiscal year; and

(e)           upon the written request of an Investor Representative, any other information as such Investor Representative may reasonably request.

2.2           Information and Inspection Rights.

(a)           The Company covenants and agrees that, commencing on the date of this Agreement and ending upon a Qualified IPO, each Investor shall have the right to inspect the facilities, records and books of the Group Companies during normal business hours following reasonable notice to such Group Company and only in a manner so as not to interfere with the normal business operations of such Group Company, which shall include the right, without limitation, to discuss the business, operations and financial condition of the Group Companies with their respective directors, officers, employees, accountants, legal counsel or investment bankers.

(b)           Following a Qualified IPO, the Company shall deliver to each Investor copies, where applicable, of the Group’s annual reports to shareholders and quarterly and interim reports to shareholders and all other filings with any regulatory agency or any securities exchange promptly after such documents are filed.

2.3           Each Investor covenants and agrees that it may exercise its rights under this Section only for purposes reasonably related to its interests under this Agreement and related agreements and shall not use the information obtained pursuant to this Section for any purpose other than in connection with the evaluation of the performance and prospects of the Group Companies, and its investment in the Company.

3.             Election of Directors; Management.

3.1           Board Composition. The number of persons comprising the Board shall be seven.  Each Founder and each Ordinary Shareholder agrees that, at each meeting of the shareholders of the Company called for the purpose of electing the Board, it shall vote all of its shares of the Company entitled to vote, and exercise any other rights or powers it has over the Company as follows:

(a)           Series A Representatives. The Series A Investors representing a majority of the Series A Preferred Shares as adjusted in accordance with their terms, shall be entitled to nominate, and to remove from office and replace two

Directors, provided that, for so long as SIG holds 10 percent or more of the Series A Preferred Shares, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares, SIG shall have the sole and irrevocable right to exercise such rights of nomination, removal and replacement on behalf of the Series A Investors with respect to one such Director (the “SIG Representative”), and for so long as Sequoia holds 10 percent or more of the Series A Preferred Shares, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series A Preferred Shares, Sequoia shall have the sole and irrevocable right to exercise such rights of nomination, removal and replacement on behalf of the Series A Investors with respect to one such Director (the “Sequoia Representative” and together with the SIG Representative, the “Series A Representatives”). A Series A Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board. The Series A Investors shall at all times have the right to appoint such additional Directors as Series A Representatives that (together with any existing Series A Representatives) represent, as a proportion of the Board, at least the proportion of the Company’s issued Shares represented by the Series A Preferred Shares.

(b)           Matrix Representative.  For as long as Matrix (including its Affiliates) holds 5 percent or more of the Series B Preferred Shares of the Company, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Series B Preferred Shares, Matrix shall be entitled to nominate and to remove from office and replace one Director (the “Matrix Representative” and together with the Series A Representatives, the “Investor Representatives”).  Matrix Representative shall have the right to appoint alternate or proxy to attend any meeting of the Board.

(c)           Ordinary Shareholders Representatives. Shareholders representing a majority of the Ordinary Shares shall be entitled to nominate and remove from office and replace four individuals for appointment as Directors (the “Ordinary Shareholders Representatives”).

(d)           Observer Right. Investors representing a majority of the Series A Preferred Shares, investors representing a majority of the Series B Preferred Shares, and holders of a majority of the Ordinary Shares may each appoint one non-voting observer who may attend meetings of the Board. Any such non-voting observer shall not have the right to vote on matters tabled before the Board and shall be required to enter into such confidentiality and inventions agreement, and non-competition and non-solicitation agreement with the Company as the Board may require.

(e)           Appointment of Certain Officers. Without prejudice to any other Person’s right to nominate (if any), the Investors may nominate Senior Managers

(including the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer), and other key management personnel and key technical personnel of the Group, for appointment by the Board or the boards of directors of other members of the Group, as the case may be.

3.2           Control of WFOE. The WFOE and the legal representative of the WFOE shall act, and the Covenantors, jointly and severally, shall cause the WFOE and the legal representative of the WFOE to act, solely in accordance with the directions of the Board.

3.3           Expenses. The Company shall reimburse each Investor Representative for all reasonable expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$5,000 per annum with respect to all Directors appointed by each Investor.

3.4           Insurance; Indemnification.

(a)        If the Board so requires, the Company shall:

(i)         purchase and, at all times, maintain for the benefit of each Director and his alternate, insurance against liability for negligence (including gross negligence), default (including willful default), breach of duty and breach of trust for such insured amounts as the Board requires; and

(ii)        deliver to each Director a copy of the policy documents in relation to such insurance.

(b)       The Company shall indemnify and hold harmless each Investor Representative and his alternate, to the fullest extent permissible by law, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Investor Representative or his alternate as a result of any act, matter or thing done or omitted to be done by him in good faith in the course of acting as a Director or alternate Director, as applicable, of the Company, by delivering to such Investor Representative or his alternate, at the time of appointment as a Director or an alternate Director, a deed of indemnity duly executed by the Company substantially in the form attached hereto as EXHIBIT A.

3.5           At least 14 Business Days’ written notice shall be given to each Director of any meeting of the Board unless all the Directors approve a shorter notice period. Any notice shall include an agenda identifying in reasonable detail the matters to be discussed at the meeting together with copies of any relevant papers to be discussed at the meeting.  If any matter is not identified in reasonable detail in the agenda, the Board shall not decide upon it, unless all Directors agree in writing. No amendments or additions shall be made to such agenda following such delivery without the unanimous consent of all the Directors.  Minutes of each meeting of the Board shall be sent to each Director within 30 days of the conclusion of such meeting.

3.6           Any Director may participate in any meeting of the Board by telephone, video conference or other means by which all participants may speak to and hear each other, and any Director so participating shall be deemed to be present in person at such meeting.

3.7           Matters arising at any meeting of the Board shall be decided by voting, with each Director having one vote.  Any decision, action or resolution of the Board shall require the affirmative votes of a majority of the Directors present and voting at a duly-convened meeting of the Board, who are entitled to attend and vote at that meeting, except that the following acts require the affirmative vote from the Investor Representatives:

(i)        any increase in the remuneration package of such officers or of officers of the Company whose remuneration exceeds US$50,000 per year; and

(ii)       issuances of the Ordinary Shares under the ESOP, including the ESOP to Yu Dong (both directly and indirectly through SkillGreat or other entity) provided that the profit of the Company has met a certain amount jointly decided by the Investors.

The Investor Representatives’ veto rights specified in this Section 3.7(i) shall be terminated upon the establishment of the Compensation Committee specified in Section 20.1.

3.8           A resolution signed in writing by all the Directors (which resolution may consist of several counterparts) shall be as valid and effective as if passed at a duly convened meeting of the Board.

4.             Right of Participation.

4.1           Right of Participation and Right of Oversubscription With Respect to New Securities. Subject to the provisions of Sections 4.2 and 4.3, the Company grants to each Investor and each Founder the right of participation (the “Right of Participation”) to purchase its Pro Rata Share of New Securities which the Company may, from time to time, propose to allot and issue and the right of oversubscription if any other Investor or Founder elects not to purchase its Pro Rata Share of such New Securities (the “Oversubscription Right”).  The Company shall offer to the Investors and Founders for subscription of their Pro Rata Share of the New Securities on the same terms and at the same price at which the Company proposes to allot and issue the New Securities. The New Securities which have not been accepted for subscription by the Investors or Founders who fail to exercise their rights of participation or fail to complete the purchase of their Pro Rata Shares shall first be offered to the Investors and Founders who have exercised their Oversubscription Rights within the Issuance Notice Period pro rata to the number of additional New Securities which such Investors and Founders have agreed to take up above their Pro Rata Shares provided that no Investor or Founder shall be obliged to purchase more New Securities above its Pro Rata Share than such additional New Securities it indicates its agreement to take up under this Section 4.1. Thereafter the Company shall have the right to sell all remaining New Securities pursuant to Section 4.3 of this Agreement.

4.2           Issuance Notice. In the event the Company proposes to issue New Securities, it shall give each Investor and each Founder a written notice (the “Issuance Notice”) of its intention, describing the type of New Securities, the price, the terms upon which the Company proposes to issue the same, and an offer for subscription the number of shares which that Investor or Founder is entitled to purchase pursuant to Section 4.1 of this Agreement, and a statement that each Investor and each Founder shall have 20 days from the date of receipt of the Issuance Notice to accept the offer for subscription under Issuance Notice (the “Issuance Notice Period”). Within the Issuance Notice Period, each Investor and each Founder may elect to purchase its Pro Rata Share of the New Securities and to exercise its Oversubscription Right for the price and upon the terms specified in the Issuance Notice by: (a) giving written notice to the Company within the Issuance Notice Period, (b) forwarding payment for its Pro Rata Share of New Securities to the Company if immediate payment is required by the terms of the Issuance Notice, and (c) if the Oversubscription Right is exercised, the amount of additional New Securities it agrees to purchase above its Pro Rata Share.

4.3           Sale of New Securities. In the event that an Investor or a Founder fails to exercise its right of participation within the Issuance Notice Period and subject to the other Investors’ and Founders’ Oversubscription Rights, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered by the Issuance Notice shall be closed, if at all, within 60 days after the date of that agreement) to allot and issue the New Securities in respect of which the Investor’s or Founder’s rights were not exercised, at a price and upon terms no more favorable to the subscriber of the New Securities than specified in the Issuance Notice. In the event the Company has not sold the New Securities within this 90-day period (or allotted and issued New Securities in accordance with the foregoing within 60 days from the date of the agreement), the Company shall not thereafter allot or issue any New Securities without first offering the New Securities to each Investor and each Founder in the manner provided above.

5.             Right of First Refusal; Co-Sale Right.

5.1           Right of First Refusal.

(a)        Subject to the provisions of this Section 5.1 and Sections 5.6 and 5.8 of this Agreement, if any Shareholder (other than Yu Dong ((and SkillGreat and other entity wholly owned by him)) and other than an Investor) (the “Transferring Shareholder”) proposes to sell or otherwise transfer any Shares or other voting securities (or securities convertible into or exchangeable for voting securities) of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Stock”) or any interest therein to any Person, then Yu Dong (or SkillGreat or other entity wholly owned by him) and the Investors shall have the right of first refusal (the “Right of First Refusal”) to purchase the Stock proposed to be sold or otherwise transferred.

(b)        The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to Yu Dong and the Investors describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and that the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee, with or without conditions, for the transfer of that Stock subject to the Right of First Refusal.

(c)        Yu Dong (or SkillGreat or other entity wholly owned by him) and each Investor shall then have the right to purchase its/his Pro Rata Ratio of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to Yu Dong and the Investors.

(d)        To the extent Yu Dong (or SkillGreat or other entity wholly owned by him) or any Investor elects not to exercise its/his Right of First Refusal with respect to its/his Pro Rata Ratio of the Stock subject to the Transfer Notice, the other Investors who have exercised their Right of First Refusal (the “Electing Shareholders”) shall have the additional right within 10 days after the expiration of the 20-day period specified above to buy its pro rata share of the Stock subject to the Transfer Notice with respect to which the Right of First Refusal has not been exercised (the “Unpurchased Stock”).  For purposes of the preceding sentence, each Electing Shareholder’s pro rata share of the Unpurchased Stock shall be a fraction, the numerator of which shall be the number of Stock purchased by such Electing Shareholder pursuant to clause (c) of this Section 5.1 and the denominator of which shall be the total number of Stock purchased by all the Electing Shareholders pursuant to clause (c) of this Section 5.1; provided that no Electing Shareholder shall be obligated to purchase more Unpurchased Stock than it indicates its agreement to purchase under this clause (d).

(e)        If the purchase price for the Stock specified in a Transfer Notice is payable in securities or property other than cash (or evidence of cash indebtedness), the Electing Shareholders shall have the right to pay the purchase price in such securities or property (or in cash equivalent to the fair market value of such securities or property), and the Transferring Shareholder shall, before the dispatch of the Transfer Notice, appoint a third party valuer (the “Valuer”) approved in advance by the Electing Shareholders to determine such fair market value as at the latest practicable date prior to the Transfer Notice reasonably selected by the Valuer. The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and conclusive and shall be included in the Transfer Notice together with a copy of the report from the Valuer stating the basis for calculating such fair market value. The costs of appointing the Valuer shall be borne equally by the Transferring Shareholder on the one hand, and the Electing Shareholders on the other hand. The Valuer shall act as an expert and not as an arbitrator.

(f)         Subject to Sections 5.8 and 19.1, Yu Dong has the right to transfer up to 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) without any restriction under this Section 5.1.  If Yu Dong proposes to sell or otherwise transfer any Stock representing more than 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) or any interest therein to any Person, then any Stock in excess of such 5% shall be subject to the Right of First Refusal in favor of the Investors (but not Yu Dong) set forth in Sections 5.1 (a) to (d) above.

5.2           Right of First Refusal With Respect to Preferred Shares.

(a)           Investor Notice of Sale. No Investor (the “Selling Investor”) shall sell or transfer any Preferred Shares, or Ordinary Shares after converted from the Preferred Shares, held by it (the “Investor Transfer Shares”) unless it first complies with this Section 5.2.  Each Investor hereby unconditionally and irrevocably grants to the other Investors a Right of First Refusal to purchase its pro-rata portion of the Investor Transfer Shares that such Investor may propose to transfer, at the same price and on the same terms and conditions as those offered to the prospective transferee.  The Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the other Investors and Yu Dong, describing in reasonable detail the proposed sale or transfer including, without limitation, the number of Investor Transfer Shares, the nature of such sale or transfer, the consideration to be paid, and the name and the address of each prospective purchaser or transferee.

(b)           Reply Notice.  Subject to Section 5.2 (g) below, each Investor who wishes to purchase Investor Transfer Shares (an “Exercising Investor”) shall within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (a “Reply Notice”) specifying the maximum number of any Investor Transfer Shares which it irrevocably commits to purchase (the “Exercise Amount”).  A failure by an Investor to respond within such 20-day period shall be deemed to constitute a decision by such Investor not to purchase any Investor Transfer Shares.  For the avoidance of doubt, each Exercising Investor may specify in its Reply Notice an Exercise Amount higher or lower than its Proportionate Amount (as defined in clause (d) of this Section 5.2). The Investor Transfer Shares shall be allocated among the Exercising Investors (with rounding to avoid fractional shares) in proportion to their respective Proportionate Amounts and on the same material terms and conditions as specified in the Investor Transfer Notice, provided that in no event shall an amount greater than an Exercising Investor’s Exercise Amount be allocated to such Exercising Investor.

(c)           Excess Investor Transfer Shares. Any Investor Transfer Shares not allocated to Exercising Investors pursuant to clause (b) of this Section 5.2 (“Excess Investor Transfer Shares”) shall be allocated among the Exercising Investors whose Exercise Amounts have not yet been satisfied pursuant to clause (b), in proportion to each Exercising Investor’s respective Excess Proportionate Amount (with rounding to avoid fractional shares); provided that in no event shall an Exercising Investor be required to purchase more Investor Transfer Shares pursuant to this clause (c) than the Exercise Amount specified by such Exercising Investor in its Reply Notice. The procedures set out in this clause (c) shall be repeated until the Exercise Amounts of all Exercising Investors have been satisfied or until all the Investor Transfer Shares have been fully allocated to the Exercising Investors, whichever occurs first.

(d)           Proportionate Amount. An Exercising Investor’s “Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of all Ordinary Share Equivalents held by all the Exercising Investors (on an as converted basis) on the date of the Investor Transfer Notice.

(e)           Excess Proportionate Amount. An Exercising Investor’s “Excess Proportionate Amount” is equal to the product obtainable by multiplying (x)

the total number of Excess Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Share Equivalents held, on the date of the Investor Transfer Notice, by all the Exercising Investors (on an as converted basis) whose Exercise Amount has not yet been satisfied after employing the procedures set out herein.

(f)            In the event the Investors other than the Selling Investor fail to agree to purchase all of the Investor Transfer Shares within the respective periods given above, the Selling Investor shall not be obligated to sell any of the Investor Transfer Shares to the Exercising Investors. The Selling Investor shall have 90 days from the date of delivery of the Investor Transfer Notice to sell the Investor Transfer Shares at the price and upon terms and conditions no more favorable to the transferee than specified in the original Investor Transfer Notice. In the event that the Selling Investor has not sold the Investor Transfer Shares within this 90-day period, the Selling Investor shall not thereafter sell any Shares without first offering such shares to the other Investors in the manner provided in this Section 5.2 above.

(g)           Notwithstanding the above, if the Selling Investor intends to sell any Investor Transfer Shares to any of the Company’s Competitors, Yu Dong (or SkillGreat or other entity wholly owned by Yu Dong) shall, in preference to any Investor, within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (“Yu Dong’s Reply Notice”) specifying the maximum number of any Investor Transfer Shares which he irrevocably commits to purchase.  A failure by Yu Dong (or SkillGreat or other entity wholly owned by Yu Dong) to respond within such 20-day period shall be deemed to constitute a decision by Yu Dong not to purchase any Investor Transfer Shares and any Investor may exercise its rights under Sections 5.2 (b) to (f) above, with the 20-day period specified in Section 5.2(b) commencing from the day immediately after the expiration of the 20-day period specified in this Section 5.2(g).  For purposes of this Section 5.2, the Company’s Competitors shall mean or any of their respective Affiliates or Subsidiaries.

5.3           Co-Sale Right. Subject to Section 5.3 (c) below, if the Transferring Shareholder is a holder of Ordinary Shares, then each Investor who does not exercise its Right of First Refusal pursuant to Section 5.1 above shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Investors, to participate in the sale of Stock on the same terms and conditions mutatis mutandis as the Transferring Shareholder to the extent of that Co-Sale Shareholder’s Co-Sale Ratio with respect to its Stock (the “Co-Sale Right”), provided, however, such Co-Sale Right shall not apply to any sale of Stock to an Investor pursuant to the exercise of the Right of First Refusal of such Investor under Section 5.1, or the Right of First Refusal With Respect to the Preferred Shares of such Investor under Section 5.2. Each notice of an exercise of the Co-Sale Right shall state the number of shares of Stock such Co-Sale Shareholder wishes to sell under its Co-Sale Right. Any Co-Sale Shareholder may elect to sell all or some of the shares of Stock then held by such Co-Sale Shareholder up to its Co-Sale Ratio with respect to its Stock. The Transferring Shareholder (i) may only sell its shares of Stock if the proposed transferee completes the purchase of the shares which the Co-Sale Shareholders seek to sell pursuant to the exercise of their Co-Sale Right, and (ii) shall, at the request of any Co-Sale Shareholder, reduce the number of shares of its Stock to be sold by the number of shares of Stock that such Co-Sale Shareholder wishes to sell under its Co-Sale Right.

(a)                                 Delivery of Certificates. The Co-Sale Shareholders shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Co-Sale Shareholders elect to sell; provided that if a Co-Sale Shareholder elects to sell Preferred Shares under its Co-Sale Right, it shall convert such Preferred Shares into Ordinary Shares for transfer upon consummation of the sale. No Co-Sale Shareholder that is an Investor shall be required to give any representations or warranties to the purchaser other than a representation and warranty that such Stock is sold by such Co-Sale Shareholder as beneficial owner free from encumbrances and liens other than those under this Agreement, the Memorandum of Association and the Articles of Association of the Company.

(b)                                Sales Proceeds. The stock certificate or certificates that the Co-Sale Shareholders deliver to the Transferring Shareholder pursuant to Section 5.3(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Co-Sale Shareholder that portion of the sale proceeds to which that Investor is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Co-Sale Shareholders, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Co-Sale Shareholders.

(c)                                 Notwithstanding the above, subject to Sections 5.8 and 19.1, Yu Dong has the right to transfer up to 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) without any restriction under this Section 5.3.  If Yu Dong proposes to sell or otherwise transfer any Stock representing more than 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity) or any interest therein to any Person, then any Stock in excess of such 5% shall be subject to the Co-Sale Right in favor of the Investors set forth in this Sections 5.3 (a) and (b) above.

5.4                                 Sale by Transferring Shareholder. Subject to Section 5.7, if and to the extent that the Investors and Yu Dong (or SkillGreat or other entity wholly owned by Yu Dong) do not exercise their Right of First Refusal in Section 5.1(a) to (e), the Investors do not exercise their Right of First Refusal in Section 5.1 and in Section 5.2 or the Investors’ Co-Sale Right in aggregate with respect to the sale of all the Stock subject to the Transfer Notice within the relevant prescribed period, the Transferring Shareholder may, not later than 90 days following delivery of the Transfer Notice, conclude a bona fide transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and shall require compliance by the Transferring Shareholder with the procedures described in this Section 5.

5.5                                 No Adverse Effect. The Investors’ and Yu Dong’s exercise or non-exercise of the Right of First Refusal in Section 5.1(a) to (e), the Investors’ exercise or non-exercise of the Right of First Refusal in Section 5.1 and Section 5.2 or the Investors’ Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 5.

5.6                                 Prohibited Transfer. Subject to the terms of this Section 5.6 and Section 5.8, for so long as the Investors collectively hold at least 25 percent of the Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, no holder of Ordinary Shares shall transfer any of the Stock it holds as at the date hereof, nor transfer or dispose of or create any Encumbrance over any such Stock, without the prior written consent of the Investors representing at least a majority of the Series A Preferred Shares and a majority of the Series B Preferred Shares, or securities resulting from the conversion or exchange of such Series A Preferred Shares or Series B Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like. In the event a Transferring Shareholder sells any Stock in contravention of the Right of First Refusal or the Co-Sale Right of a Shareholder (a “Prohibited Transfer”), each such shareholder, in addition to other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 5.7 below, and the Transferring Shareholder shall be bound by the applicable provisions of that put option.

5.7                                 Remedies. In the event of a Prohibited Transfer, the Investors shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of stock the Investors would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement (the “Put Option”). This sale shall be made on the following terms and conditions:

(a)                                  the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the price per share paid in the Prohibited Transfer;

(b)                                 the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 5;

(c)                                  within 60 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 5.7, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer;

(d)                                 the Transferring Shareholder shall, upon receipt of the certificate or certificates for the Stock to be sold by the Investors, pursuant to this Section 5.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.7(b), in cash or by other means acceptable to the Investors; and

(e)                                  notwithstanding the foregoing, the Company agrees it will not effect any attempt by the Transferring Shareholder to transfer Stock in violation of this Section 5 nor will it treat any alleged transferee as the holder of the Stock purported to be transferred in violation of this Section 5, unless the Put Option is completed pursuant to this Section 5.7.

5.8                                 Certain Permitted Transfers. The restrictions or requirements set forth in Sections 5.1 through 5.7 with respect to transfers of Shares shall not, subject to any applicable law, apply to:

(a)                                 any transfer by any Shareholder who is a natural person:

(i)                                   to a legal representative of such Shareholder, if such Shareholder becomes incapacitated, or upon the death of such Shareholder;

(ii)                                by will, the laws of intestacy or the laws of descent or survivorship;

(iii)                             any sale or transfer of Shares to the Company or an entity designated by the Company pursuant to a repurchase right or right of first refusal of the Company in the event of a termination of an employment or consulting relationship with a Group Company;

(iv)                            pursuant to a court order upon the termination of a marital relationship of such Shareholder;

(b)                                subject to Section 19.1, any transfer by Yu Dong (i) of not more than 5% of the outstanding Shares or other voting securities (or securities convertible into or exchangeable for voting securities) on an as-if-converted basis in the Company held by him (both directly and indirectly through SkillGreat or other entity); or (ii) of any or all of the Shares held by him (both directly and indirectly through SkillGreat or other entity) in the Company to an entity wholly owned by Yu Dong; or

(c)                                 any transfer by an Investor to its Affiliates.

(any permitted transferee thereunder, a “Permitted Transferee”)

Provided, however, that in the case of any transfer described in any of sub-paragraphs (a), (b) and (c) above:

(A)                              each Permitted Transferee shall have executed and delivered to the Company and the other Shareholders, as a condition precedent to any such transfer or acquisition of Shares, an Adherence Deed in the form of EXHIBIT B, and shall have submitted to the Company and the Investors such evidence as the Company and the Investors may reasonably request to demonstrate that such transferee qualifies as a Permitted Transferee; and

(B)                                each Permitted Transferee shall remain qualified as a Permitted Transferee of the transferring Shareholder at all times following such transfer for as long as it continues to hold any Shares, failing which it shall transfer the Shares held by it to another Permitted Transferee reasonably satisfactory to the Company and the Investors.

5.9                                 Drag-Along.

(a)                                  At any time after the expiry of the 18th month from July 19, 2010, if (i) Shareholders holding a majority of each class of Shares, voting separately, or (ii) Shareholders representing two-thirds of all Shares on an as-if-converted basis (collectively, the “Initiating Sellers”), approve a Sale of the Company that values the Company at US$100,000,000 or more (in either case an “Approved Sale”), each Shareholder shall approve, consent to and raise no objections to the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of shares or otherwise), then each Shareholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Sale of the Company and each Shareholder shall agree to sell its Shares on the terms and conditions approved by the Initiating Sellers.  Each Shareholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including executing such agreements and instruments and taking such other actions as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements, as the case may be, required for the consummation of such Approved Sale. In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Initiating Sellers or an assignee or designee of such Initiating Sellers to take all necessary actions and execute and deliver all documents deemed by such Person to be reasonably necessary to effectuate the terms of this Section 5.9. Subject to clause (b) of this Section 5.9, the restrictions on Transfers of Shares set forth in Sections 5.1, 5.2, 5.3, 5.4 and 5.8 shall not apply in connection with an Approved Sale, anything in this Agreement to the contrary notwithstanding.

(b)                                 The Initiating Sellers shall deliver written notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag Notice”). Within 15 days following receipt of the Drag Notice, each of such other Shareholders shall deliver to the Company written notice setting forth such Shareholders’ agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).

(c)                                  Notwithstanding the foregoing, in the event that a potentially forthcoming Approved Sale and within five Business Days of its approval in principle by the Initiating Sellers or Shareholders representing a majority of all Shares on an as-if-converted basis, as the case may be, the Founders shall have the right collectively to give notice in writing to the other Shareholders of their intention to buy all of the Shares from the other Shareholders in lieu of an Approved Sale on terms at least as favorable as the potential Approved Sale. Any such notice, if given, shall be irrevocable, and the purchase of all Shares from the other Shareholders shall be consummated by the Founders in cash within three months of the giving of such notice.

6.                                      Representations and Warranties; Covenants and Undertakings.

6.1                                Restrictions on Transfer. Each Founder severally but not jointly represents, warrants and undertakes to each Investor that, other than as provided under Section 5.8 hereof and other terms in the Transaction Documents, he or she will not transfer, alienate or dispose of any share capital in any Group Company or otherwise create any Encumbrance on any share capital of any Group Company without the written consent of each Investor. Each Investor severally but not jointly represents, warrants and undertakes to each Founder that it will comply with the provisions of this Agreement with respect to any transfer, alienation or disposition of any Series A Preferred Shares and Series B Preferred Shares.

6.2                                Key Person Insurance. At the request of the Investors, the Company shall purchase and maintain key person insurance policies for the benefit of the Company upon the life and against the disability of such of its Senior Managers, and for such insured amounts, as the Board may decide.

6.3                                Tax Covenants.

(a)                                  For purposes of paragraphs (a) through (d) of this Section 6.3:

(i)                          “U.S. Investor” means (A) any Investor that is a United States person and (B) any Investor that is an entity treated as a foreign partnership or other foreign “intermediary” (within the meaning of Section 1295 of the Internal Revenue Code of 1986, as amended, or any successor law thereto (the “Code”) for U.S. federal income tax purposes, one or more of the beneficial owners of which are United States persons; and

(ii)                       “United States person” means any person described in Section 7701(a)(30) of the Code.

(b)                                 Classification for U.S. Tax Purposes. The Company make an election to be treated as a corporation or refrain from making an election to be treated as a partnership as necessary to ensure that at all times, the Company is treated as a corporation for U.S. federal income tax purposes.

(c)                                  Passive Foreign Investment Company.

(i)                          The Company will use, and will cause each direct and indirect subsidiary to use, commercially reasonable efforts to avoid classification as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the current taxable year or any subsequent taxable year.

(ii)                       The Company agrees to make available to any U.S. Investor upon request the books and records of the Company and its direct and indirect subsidiaries, and to provide information to such U.S. Investor as may be required to enable such U.S. Investor to determine the Company’s or any subsidiary’s status or potential status as a PFIC. Upon a determination by the Company, any U.S. Investor or any taxing authority that the Company or any direct or indirect subsidiary has been or is likely to become a PFIC, the Company will provide such U.S. Investor with all information reasonably available to the Company or any of its subsidiaries and to make all covenants of the Company, or to cause any of its subsidiaries to make such covenants, as may be necessary for such U.S. Investor and the direct and indirect owners thereof to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election or filing (including, without limitation, a “qualified electing fund” election or a “protective statement” under Section 1295 of the Code), with respect to the Company or any of its direct or indirect subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made by the Company, any U.S. Investor or any taxing authority that the Company is a PFIC for a particular year, then for such year and for each year thereafter, the Company will also provide each known Investor with a completed “PFIC Annual Information Statement” as required by Treasury Regulation Section 1.1295-1(g) and otherwise comply with applicable Treasury Regulation requirements.  The Company will promptly notify the U.S. Investors of any assertion by the Internal Revenue Service that the Company or any of its subsidiaries is or is likely to become a passive foreign investment company. In the event that a U.S. Investor or any direct or indirect owner thereof makes a “Qualified Electing Fund” election and must include in such person’s gross income for a particular taxable year such person’s pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the Code, the Company agrees to make a dividend distribution to the U.S. Investor (no later than 90 days following the end of the U.S. Investor’s taxable year or, if later, 90 days after the Company is informed by the U.S. Investor that the Investor has been required to recognize such an income inclusion) in an amount equal to 50 percent of the amount of such earnings and profits so included by the U.S. Investor or direct or indirect owner thereof, as applicable.

(d)                                 Controlled Foreign Corporation. Upon written request of a U.S. Investor from time to time, subject to obtaining the consent of its shareholders to release such information, the Company will promptly provide in writing such information in its possession concerning its shareholders and, to the Company’s actual knowledge, the direct and indirect interest holders in each shareholder sufficient for such U.S. Investor to determine whether the Company is a “controlled foreign corporation” within the meaning of Section 957 of the Code. Upon a determination by the Company, any U.S. Investor or any tax authority that the Company or any direct or indirect subsidiary has been or is likely to become a CFC, the Company shall: (A) furnish to each U.S. Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such U.S. Investor and of each “United States shareholder” of the Company as defined by Section 951(b) of the Code that owns a direct or indirect interest in such U.S. Investor (a “U.S. Shareholder”) arising from the U.S. Investor’s investment in the Company and relating to the Company’s classification as a CFC, and (B) use commercially reasonable efforts to avoid generating for any taxable year in which the Company is a CFC, amounts includible in the income of a U.S. Investor or U.S. Shareholder pursuant to Section 951 of the Code (a “Section 951 Inclusion”). If the Company ceases to be a CFC at any time, the Company will provide prompt written notice to known U.S. Investors if at any time thereafter the Company becomes aware that it or any subsidiary has become a CFC.

(e)                                  Foreign Corrupt Practices Act. No Group Company, nor any of the officers, directors, representatives or agents thereof, is currently offering, promising, authorizing or making, directly or indirectly, or will in the future knowingly offer, promise, authorize or make, directly or indirectly, payments or other inducements to any Foreign Official (as defined herein) in order to assist any Group Company to obtain or retain business for or with, or directing business to, any person, in any case in violation of the United States Foreign Corrupt Practices Act (to the extent applicable to such Persons) or other applicable laws. For the purposes of this Section 6.3(e), “Foreign Official” means an employee of a governmental or regulatory authority, a foreign official, a member of a foreign political party, a foreign political candidate, an officer of a public international organization, or an officer of a PRC state-owned enterprise, where the term “foreign” has the meaning ascribed to it under the United States Foreign Corrupt Practices Act.

6.4                                Waiver of Business Opportunities.

(a)                                  Each Group Company acknowledges that the Investors are professional investment entities. The Investors and their respective Affiliates may from time to time have information on or knowledge of a business opportunity that a Group Company is financially able to undertake, is from its nature in the line or lines of one or more Group Company’s existing or prospective business and is a practical advantage to it, and is one in which a Group Company has an interest or reasonable expectancy (“Business Opportunity”). Such Business Opportunity may or may not be within the knowledge of an Investor Representative. Each Group Company irrevocably agrees that no Investor Representative shall be under any duty to disclose any Business Information to the Company or any other Group Company, or permit any Group Company to participate in any Business Opportunity, or to otherwise take advantage of any Business Opportunity, and hereby waives, to the extent permitted by law, any claim based on the corporate opportunity doctrine or otherwise that could limit each Investor’s ability to benefit from information related to an actual or potential Business Opportunity or that would require the Investors, any Investor Representative to disclose any such information to any Group Company or offer any Business Opportunity to any Group Company.  Each Founder, Ordinary Shareholder and Group Company hereby irrevocably agree that each Investor Representative shall be entitled to report all matters concerning the Group and its business (including but not limited to matters discussed at meetings of the Board or information provided to an Investor Representative in its capacity as such) to the Investor that appointed it.  Yu Dong shall inform the Investors when  he sets up new cinema companies.

(b)                                 The Investors and their respective Affiliates shall have the right to, and shall have no duty hereunder to refrain from, investing in or financing or becoming a stockholder or shareholder of other companies, corporations, business or enterprises that engage in the same or similar activities or lines of business as any Group Company or that does business with any potential or actual customer or supplier of any Group Company, or that employs or otherwise engages any officer or employee of any Group Company.  To the fullest extent permitted by law, neither any Affiliate of each Investor nor any officer or director thereof shall be liable to any Group Company or its other stockholders or shareholders for breach of any fiduciary duty by reason of any such activities of the Investors or their respective Affiliates, or the participation therein by the Investors or any of their Affiliates.  In the event that the Investors or any of their Affiliates acquires knowledge of a potential transaction or matter which may be a Business Opportunity for any Group Company, none of the Investors shall have any duty to communicate or present such Business Opportunity to the Group Company and shall not be liable to the Group Company or its other stockholders or shareholders for breach of any fiduciary duty as a Shareholder of the Company by reason of the fact that the Investors or any of their Affiliates pursues or acquires such

Business Opportunity for itself, directs such Business Opportunity to another Person, or does not communicate information regarding such Business Opportunity to any Group Company.

7.                                       Demand Registration.

7.1                                Request for Registration on Form Other Than Form F-3.  Subject to the terms of this Agreement, in the event that the Company receives from the Initiating Holders at any time following the earlier to occur of (i) the date following three years from the date hereof, or (ii) six months after the closing of the Company’s initial public offering of Ordinary Shares under a Registration Statement, a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Registrable Securities, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, effect the Registration of the Registrable Securities specified in the request, together with any Registrable Securities of any Holder in that request as are specified in a written request given within 20 days after written notice from the Company. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 7.1 after the Company has effected three Registrations pursuant to this Section 7.1 and each Registration has been declared effective. The substantive provisions of Section 7.5 shall be applicable to the Registration initiated under this Section 7.1.

7.2                                Request for Registration on Form F-3. If any Holder requests that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$500,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may request, provided that the Company shall not be required to effect more than one registration pursuant to this section 7.2in any six-month period. The substantive provisions of Section 7.5 shall be applicable to each Registration initiated under this Section 7.2. Registrations on Form F-3 shall not be deemed to be demand Registrations as described in Section 7.1 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request Registration of Registrable Securities under this Section 7.2.

7.3                                Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 7:

(a)                        in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable law in a jurisdiction other than the United States in which the Registration is being effected;

(b)                                 within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or a Registration from which the Registrable Securities of Holders have been excluded, with respect to all or any portion of the Registrable Securities the Holders requested be included in such Registration); or

(c)                                  if the Company furnishes to those Holders requesting Registration a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its shareholders for a Registration Statement to be filed at such time, then the Company’s obligation to file a Registration Statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file the Registration by that Holder provided that the Company shall not exercise the right contained in this Section 7.3(c) more than once in any 12-month period and provided further, that during such 120-day period the Company shall not file a Registration Statement with respect to a public offering of securities of the Company.

7.4                                 Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of any Holder under this Section 7 may, subject to the provisions of Section 7.5, include Ordinary Shares of the Company other than Registrable Securities.

7.5                                Underwriting in Demand Registration.

(a)                                  Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 7, and the Company shall include that information in the written notice referred to in Section 7.1 or 7.2 of this Agreement. The right of any Holder to Registration pursuant to this Section 7 shall be conditioned upon that Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting.  In such event, the Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative (the “Underwriter’s Representative”) of the underwriter or underwriters selected for the underwriting by the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders and agreed to by the Company.

(b)                                 Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Initiating Holders, to the extent they deem advisable and consistent with the goals of that Registration, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those persons of the terms of this Section 7. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 8 of this Agreement rather than this Section 7, and it shall not count as a Registration for purposes of this Section 7.

(c)                                  Selection of Underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for the underwriting by the Company and the Holders of a majority of the Registrable Securities being Registered by the Initiating Holders.

(d)                                 Marketing Limitation in Demand Registration. In the event the Underwriter’s Representative advises the Initiating Holders in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all selling Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by those Holders at the time of filing the Registration Statement. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 7.5(d) shall be included in that Registration Statement.

(e)                                  Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a holder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, that person may elect to withdraw therefrom by written notice to the

Company, the Underwriter’s Representative, and the Initiating Holders delivered at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

7.6                                 Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 7, the Company shall Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions in the United States of America, Europe, Hong Kong and Singapore as shall be appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

7.7                                Other Registration Rights. The Company and each Founder hereby jointly represents and warrants to the Investors that the Company has not granted any rights to any shareholder or other person with respect to the Registration of securities of the Company. Without the prior written consent of Holders of at least a majority of the Registrable Securities, the Company covenants and agrees that it shall not hereafter grant any person any rights with respect to the Registration of securities of the Company which are on a parity with or superior to the rights granted hereunder.

8.                                       Piggyback Registration.

8.1                                Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than Holders exercising their demand rights pursuant to Section 7 of this Agreement)) (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act, or a registration in which the only securities being registered are Ordinary Shares issuable upon conversion of debt securities that are also being registered), the Company shall: (a) at least 30 days prior to any such Registration, give each Holder and SkillGreat written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws); and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within 30 days after delivery of the written notice from the Company. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration.

8.2                                Underwriting in Piggyback Registration.

(a)                                  Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered public offering, involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8. In this event, the right of any Holder to Registration shall be conditioned upon the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 8. All Holders proposing to distribute their securities through the underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement with the Underwriter’s Representative for that offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 8.

(b)                                 Marketing Limitation in Piggyback Registration.  In the event the Underwriter’s Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 8 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriter’s Representative (subject to the allocation priority set forth in Section 8.2(c)) may:

(i)                                     in the case of the Company’s initial Registered public offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)                                  in the case of any Registered public offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 25 percent of the securities requested by such Holders to be included in the Registration.

(c)                                  Allocation of Shares in Piggyback Registration. In the event that the Underwriter’s Representative limits the number of shares to be included in a Registration pursuant to Section 8.2(b), the number of shares to be included in the Registration shall be allocated among all other Holders and other holders of securities (other than Registrable Securities) requesting and legally entitled to include securities in that Registration, in the following order of priority:

(i)                                     first, to the Company, to the extent it is offering shares for its own account; and

(ii)                                  next, to SkillGreat and Jeffery Chan requesting inclusion of its Registrable Securities in the offering (subject to the maximum number set forth in Section 8.1);

(iii)                               next, to other Holders requesting inclusion of Registrable Securities in the offering, in proportion, as nearly as practicable, to the respective amounts of securities (including Registrable Securities) then held by such Holders respectively; and

(iv)                              next, to holders (including SkillGreat and Jeffery Chan) of other securities of the Company requesting inclusion of such securities in the offering, in proportion, as nearly as practicable to the respective amounts of securities then held by such other holders respectively.

For any Registration subsequent to an initial public offering, the number of Registrable Securities that may be included in the Registration and underwriting under Section 8.2(b)(ii) shall not be reduced to less than 25 percent of the aggregate securities requested by Holders to be included in the Registration without the prior consent of at least a majority of the Holders who have requested their Registrable Securities be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 8.2(c) shall be included in the Registration Statement.

(d)                                 Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter’s Representative delivered at least seven days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)                                  Not Demand Registration. Registration pursuant to this Section 8 shall not be deemed to be a demand Registration as described in Section 7 above. There shall be no limit on the number of times the Holders may request Registration of Registrable Securities pursuant to this Section 8.

9.                                      Expenses of Registration. All Registration Expenses incurred in connection with Registrations pursuant to Sections 7.1, 7.2 and 8 shall be borne by the Company, and the Company shall bear the fees of a single counsel for the selling Shareholders in the Registrations. All Registration Expenses incurred in connection with any other Registration, qualification, or compliance, shall be apportioned among the Holders and other holders, including the Company, of the securities so Registered on the basis of the number of shares Registered. Notwithstanding the above, the Company shall not be required to pay for any expenses of any Registration proceeding begun pursuant to Section 7 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be Registered (which Holders shall bear those expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one corresponding Registration pursuant to Section 7 provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such Registration and have withdrawn their request for Registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such Registration shall not constitute the use of a demand Registration pursuant to Section 7.1. All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of shares Registered.

10.                                Termination of Registration Rights. The rights to cause the Company to Register securities granted under Sections 7 and 8 and to receive notices pursuant to Section 8 of this Agreement, shall terminate, with respect to each Holder on the date five years after a Qualified IPO or the Company’s initial public offering of securities pursuant to a Registration Statement, or with respect to each Holder, if that Holder is eligible to sell all of that Holder’s Registrable Securities either (i) under Rule 144 within any three-month period without volume limitations, or (ii) under Rule 144(k), or (iii) with respect to each Holder’s right with respect to Registration of Registrable Securities in any jurisdiction other than the United States, if that Holder is eligible to sell all of its Registrable Securities under a provision of that jurisdiction’s securities laws comparable to Rule 144 or 144(k).

11.                                Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall as expeditiously as practicable:

(a)                                  Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States) a Registration Statement with respect to those Registrable Securities and use its best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities Registered thereunder, keep the Registration Statement effective for up to 180 days, or if earlier, until the distribution contemplated by the Registration has been completed;

(b)                                 Prepare and file with the Commission (or comparable regulatory agency for a Registration in a jurisdiction other than the United States), amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act (or other applicable law in a jurisdiction other than the United States) with respect to the disposition of all securities covered by the Registration Statement;

(c)                                  Furnish to the Holders such reasonable number of copies of a prospectus, including a preliminary prospectus, required by the Securities Act (or other applicable law in a jurisdiction other than the United States), and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 Otherwise use its best efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the Commission, and make available to the securities holders, as soon as practicable, an earnings statement covering the period of at least 12 months after the effective date of such Registration Statement, which earnings statement shall satisfy Section 11(a) of the Securities Act and any applicable regulations thereunder, including Rule 158;

(e)                                  Use its best efforts to Register and qualify the securities covered by the Registration Statement under the securities or Blue Sky laws of any other jurisdictions as shall be requested by the Holders, provided that the Company shall not be required to qualify to do business or file a general consent to service of process in any such states or jurisdictions, and provided further that in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, those expenses shall be payable pro rata by selling shareholders;

(f)                                    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of the offering. Each Holder participating in the underwriting shall also enter into and perform its obligations under such an agreement;

(g)                                 Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(h)                                 Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and a CUSIP number for all those Registrable Securities, in each case not later than the effective date of the Registration;

(i)                                     Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering, and (ii) a “comfort” letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and satisfactory to a majority in interests of the Holders requesting Registration, addressed to the underwriters, if any, and to Holders requesting Registration of Registrable Securities.

(j)                                     Take all action necessary to list the Registrable Securities on the primary exchange upon which the Company’s securities are then traded.

12.                                Information Furnished by Holder. It shall be a condition precedent of the Company’s obligations under this Agreement that each Holder of Registrable Securities included in any Registration furnish to the Company information regarding the Holder and the distribution proposed by the Holder as the Company may reasonably request.

13.                                Indemnification.

13.1                           Company’s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, and constituent partners, legal counsel for the Holders, and each person controlling that Holder, with respect to which Registration, qualification, or compliance of Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related Registration Statement) incident to any Registration, qualification, or compliance, or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance, and the Company shall reimburse each Holder, each underwriter, and each person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action.

13.2                           Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder, each of its officers, directors, and constituent partners, and each person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, persons, law and accounting firms, underwriters or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 13.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 13.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

Any indemnification pursuant to this Section 13.2 shall be several, and not joint and several, among the Holders whose Registrable Securities are included in the Registration.

13.3                           Condition to Indemnity. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the Registration Statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

13.4                           Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 13 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 13, notify the indemnifying party in writing, of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 13, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 13, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 13.

13.5                           Contribution. If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission. No Holder will be required to contribute any amount in excess of the net proceeds received from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

13.6                           Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided however, that the provision in any such underwriting agreement pertaining to indemnification and contribution will be (i) substantially similar to those contained herein, or (ii) typical of such provisions found in underwriting agreements of companies similarly situated to the Company.

13.7                           Survival of Obligations. Subject to Section 13.6, the obligations of the Company and Holders under this Section 13 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement or otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which admits fault of behalf of the indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim or litigation.

14.                                 Lock-Up or Market Standoff. Each Holder and Founder acknowledges that the Underwriter’s Representative (if any), in connection with a registration relating to the Company’s initial public offering (other than a registration on Form S-8 or a related or successor form relating solely to an employee benefit plan or a registration on Form S-4 or a related or successor form relating solely to a transaction under Rule 145), may request the Shareholders enter into a lockup or market standoff agreement in customary form (subject to the following conditions) pursuant to which the Shareholders agree not to sell or otherwise transfer or dispose of any Shares or other securities of the Company without the prior written consent of the Underwriter’s Representative for up to 180 days following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred).  The obligations of each Holder under this Section 14 shall be conditioned upon the following:

(a)                                  the lockup or market standoff agreement applies only to the first registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering, but not to Registrable Securities actually sold pursuant to such Registration Statement;

(b)                                all Founders, directors or officers of any Group Company, and holders of one percent or more of any class of securities of the Company are bound by substantially identical restrictions, and that neither the Company nor the Underwriter’s Representative will release any such Founders, directors or officers of any Group Company, and holders of one percent or more of any class of securities from the lock-up without first releasing the Holders; (c) the lockup or market standoff agreement provides that if any securities of the

Company are to be excluded or released in whole or part from such restrictions, the Underwriter’s Representative shall so notify each Holder and each Holder shall be excluded or released, in proportionate amounts to the extent of the exclusion or release with respect to any other holder of the Company’s securities, including any director or officer of any Group Company, or holder of one percent or more of any class of securities of the Company subject to such restrictions; (d) the lockup or market standoff agreement by its terms permits transfers of Registrable Securities by any Holder to any Affiliate of such Holder during the restricted period, provided that such Affiliate executes a lock-up or market standoff agreement substantively identical to that executed by the transferring Holder; and (e) to the extent permitted by applicable law and regulation, the Underwriter’s Representative and the Company permit the holders of Preferred Shares to sell their Shares in an amount representing up to 20 percent of the Shares or other securities to be sold in such public offering.

15.                                No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares.  Notwithstanding anything else in this Agreement, if: (a) the Company obtains from the Commission (or comparable regulatory agency in lieu of Registration in a jurisdiction other than the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of Registrable Securities covered by any request for Registration made under Section 7 of this Agreement in the specific manner in which the Holder proposes to dispose of Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration in accordance with an established procedure or Rule-based “safe harbor” without unreasonable legal risk or uncertainty; or (b) in the opinion of counsel retained by the Company concurred in by counsel for the Holder, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act (or other applicable law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 15 does not apply. The Registration rights of the Holders of Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.

16.                                Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)                                 take all action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)                                  file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)                                 furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)                                  for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 16 with a view to making available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.

17.                                Transfer of Rights. The rights hereunder may be assigned by any Investor to a transferee or assignee from such Investor of any Preferred Shares or Registrable Securities, conditioned upon compliance with this Agreement and the Articles of Association or Memorandum of Association of the Company and signing of the Adherence Deed.

18.                                Legend; Stop Transfer Instructions.

18.1                          Legend. Each certificate representing shares or securities now or hereafter owned by the Founders, the Ordinary Shareholders, the Investors and any transferee of such shares and securities and the members register of the Company shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS’ AGREEMENT BY AND BETWEEN THE HOLDER HEREOF, THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

18.2                          Stop Transfer Instructions. The Parties hereto agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 18.1 to enforce the provisions of this Agreement, and the Company agrees promptly to do so. The legend shall be removed upon termination of this Agreement.

19.                                Covenants.

19.1                          Matters requiring Investor Consent. In addition to any other rights provided by law and the provisions of the Articles of Association or Memorandum of Association of the Company, no Group Company shall, and the Founders and the Ordinary Shareholders shall exercise all of their rights with respect to the Ordinary Shares hold by them so as to cause the Group Companies not to effect or otherwise consummate any of the following (the “Reserved Matters”) without first obtaining the Investor Consent:

(a)                                  Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise.

(b)                                 Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme.

(c)                                  Amend the accounting policies previously adopted, change the fiscal or financial year of the Company, or adopt the annual accounts or budgets of any Group Company.

(d)                                 Appoint or change the auditors of any Group Company.

(e)                                  Appoint or remove or settle the terms of appointment of any Senior Manager (including, for the avoidance of doubt, any chief financial officer, chief operating officer or chief technology officer) of any Group Company.

(f)                                    Acquire any investment or incur any commitment in excess of US$400,000 (or its equivalent in other currencies) in respect of any single transaction, or in excess of US$2,000,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company, other than any such transaction(s) conducted by any Group Company in the ordinary course of its business (including but not limited to the purchase or licensing of film copyrights and investment in film production), or acquire any share capital or other securities of any body corporate.

(g)                                 Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

(h)                                 Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption in accordance with the Company’s Articles of Associations, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by the Investors, (C) issuances of Ordinary Shares upon conversion of Series A Preferred Shares or Series B Preferred Shares or other outstanding convertible securities approved by the Investors, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by the Investors.

(i)                                     Borrow any money or obtain any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business exceeding US$400,000 (or its equivalent in other currencies) or in excess of US$2,000,000 (or its equivalent in other currencies) at any time in any financial year.

(j)                                     Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business exceeding US$800,000 (or its equivalent in other currencies) or in excess of US$2,400,000 (or its equivalent in other currencies) at any time in any financial year.

(k)                                  Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents, trade name, or other intellectual property owned by any Group Company, other than licensing in the ordinary course of business.

(l)                                     Make any alteration or amendment to the Memorandum of Association or Articles of Association of the Company, or the constitutional documents of any other Group Company.

(m)                               Increase or reduce the maximum number of Directors on the Board.

(n)                                 Dispose of or dilute the Company’s direct or indirect interest in any of its Subsidiaries (including, without limitation, the WFOE and the Domestic Companies) or the establishment of any direct or indirect subsidiary of the Company.

(o)                                 Cease to conduct or carry on the business of any Group Company substantially as now conducted or change any part of its business activities.

(p)                                 Sell or dispose of the goodwill or assets of any Group Company other than in the ordinary course of business.

(q)                                 Pass any resolution for the winding up or dissolution of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(r)                                    Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures involving any claim in excess of US$40,000 (or its equivalent in other currencies) or any injunction; provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures irrespective of its nature or size.

(s)                                  Permit the sale, transfer or disposition of the outstanding Shares directly or indirectly in the Company held by Yu Dong, provided the Investors shall not withhold or delay their consents unreasonably.

(t)                                    Select the listing exchange or the underwriters for the Qualified IPO or approve the valuation and terms and conditions for the Qualified IPO.

19.2                          Protection of Reserved Matters. Each of the Company, the BVI Company, the Hong Kong Company, Distribution Workshop, Distribution HK, the Founders, the Ordinary Shareholders, the WFOE and the Domestic Companies (except for Bona Ying Long) jointly and severally undertakes to each Investor that it shall exercise all its rights and powers in relation to the Company and the Group Companies so as to procure that, subject to applicable law, no resolutions to approve, authorize and ratify any of the Reserved Matters shall be considered or passed or effected at any meeting of Shareholders or otherwise, without first obtaining the Investor Consent.

19.3                          Control of Directly Owned Subsidiaries.  The Company will exercise or refrain from exercising any voting rights or other powers of Control which it may have in or over any of its directly owned subsidiaries, each a “Directly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 19.1 will be taken by any such Directly Owned Subsidiary without the same prior approval as required under Section 19.1, insofar as it is not inconsistent with or contrary to the laws and regulations of the jurisdiction in which such Directly Owned Subsidiary is organized. For this purpose, references in Section 19.1 to the Company shall be construed as references to such Directly Owned Subsidiary.

19.4                          Control of Indirectly Owned Subsidiaries. The Company will cause each of its Directly Owned Subsidiaries to exercise or refrain from exercising any voting rights or other powers of Control (whether direct or indirect) which it may have in or over any company which is a subsidiary of any Directly Owned Subsidiary, each an “Indirectly Owned Subsidiary”) so as to ensure that none of the actions set out in Section 19.1 will be taken by such Indirectly Owned Subsidiary without the same prior approval as required under Section 19.1, insofar as it is not inconsistent with or contrary to the laws and regulations of the jurisdiction in which such Indirectly Owned Subsidiary is organized.  For this purpose, references in Section 19.1 to the Company shall be construed as references to such Indirectly Owned Subsidiary.

19.5                          Obtaining a Qualified IPO or an Approved Sale. The Company and the Founders undertake to the Investors, jointly and severally, to use reasonable endeavors to cause within four years from the date hereof:

(a)                                   a Qualified IPO; or

(b)                                  an Approved Sale.

19.6                          Investors’ Right to Participate in Underwritten Public Offering. If Shares or other securities of the Company are offered in an underwritten public offering (whether or not a Qualified IPO) for the account of any Founder, any Shareholders or any holder of other securities of the Company, each holder of the Preferred Shares shall have the right to include a pro-rata number of its Shares (based on the number of shares (on an as-if-converted basis) then held by such holder of the Preferred Shares and other Shareholders selling in the offering) in the offering on terms and conditions no less favorable to the holders of the Preferred Shares than to any other Person selling Shares or other securities in the offering, subject to the conditions and limitations set forth in Section 8.2 (to the extent applicable).

19.7                          Non-Competition.

(a)                                  Yu Dong and Yu Hai undertakes to each of the Investors that for a period of 24 months after he ceases to be employed by a Group Company, he will not, without the Investor Consent:

(i)                          in the territory of PRC, the Hong Kong SAR, the Macau SAR and

Taiwan either on his own account or through any of his Affiliates, or in conjunction with or on behalf of any other Person, carry on or be engaged, concerned or interested directly or indirectly whether as Shareholder, director, employee, partner, agent or otherwise carry on any business in direct competition with the Business;

(ii)                       either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person solicit or entice away or attempt to solicit or entice away from any Group Company, the custom of any person, firm, company or organization who is or shall at any time within 36 months prior to such cessation have been a customer, client, representative, agent or correspondent of such Group Company or in the habit of dealing with such Group Company;

(iii)                    either on his own account or through any of his Affiliates or in conjunction with or on behalf of any other Person, employ, solicit or entice away or attempt to employ, solicit or entice away from any Group Company any person who is or shall have been at the date of or within 12 months prior to such cessation an officer, manager, consultant or employee of any such Group Company whether or not such person would commit a breach of contract by reason of leaving such employment; and

(iv)                   neither he nor any of his Affiliates will at any time hereafter, in relation to any trade, business or company use any business or trade name or any permutation, combination, derivation or part thereof now or hereafter used by any Group Company in its name or in the name of any of its products, services or their derivative terms, or the Chinese or English equivalent or any similar word in such a way as to be capable of or likely to be confused with the name of any Group Company or the product or services or any other products or services of any Group Company, and shall use all reasonable endeavors to procure that no such name shall be used by any of his Affiliates or otherwise by any Person with which he is connected.

(b)                                 Each and every obligation under clause (a) of this Section 19.7 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part, such part or parts which are unenforceable shall be deleted from such Section and any such deletion shall not affect the enforceability of the remainder parts of such Section.

(c)                                  The Parties agree that having regard to all the circumstances, the restrictive covenants contained in clause (a) of this Section 19.7 are reasonable and necessary for the protection of the Group and the Shareholders, and further agree that having regard to those circumstances the said covenants and are not excessive or unduly onerous upon the Founder. However, it is recognized that restrictions of the nature in question may fail for technical reasons currently unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the Group or the Shareholders, but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope, the said restriction shall apply with such modification as may be necessary to make it valid and effective.

19.8                          WFOE, the Hong Kong Company and the BVI Company Shareholding. The Company will at all times directly hold and be registered as the holder of record of 100 percent of the equity interest in the WFOE, the Hong Kong Company and the BVI Company.

20.                                ESOP.

20.1                          Establishment of Compensation Committee.  The Board shall forthwith establish a Compensation Committee consisting of one of the Series A Representatives, the Matrix Representative and one of the Ordinary Shareholders Representatives. The Compensation Committee shall propose the terms of the ESOP and all grants of awards thereunder to the Board, for approval and adoption by the Board and the Shareholders, shall have the power and authority to administer the ESOP and to grant options thereunder in accordance with such approval by the Board and the Shareholders, and shall have such other powers and authorities as the Board shall delegate to it.

21.                                Miscellaneous.

21.1                          Governing Law. Sections 7 through 16 of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding those laws that direct the application of the laws of another jurisdiction. All other provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong Special Administrative Region, excluding those laws that direct the application of the laws of another jurisdiction.

21.2                          Dispute Resolution.

(a)                                  Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation.  If within 30 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

(b)                                 The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”).  There shall be one arbitrator. The arbitrator shall be jointly appointed by the disputing parties or, failing which the Secretary-General of the Centre shall appoint the arbitrator.

(c)                                  The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the UNCITRAL Arbitration Rules as administered by the Centre at the time of the arbitration.

(d)                                 The arbitrator shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong and shall not apply any other substantive law.

(e)                                  Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

(f)                                    In the course of arbitration, the Parties shall continue to implement the terms of this Agreement except (as between the disputing parties) for the matters under arbitration.

(g)                                 The award of the arbitration tribunal shall be final and binding upon the disputing parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(h)                                 Either party shall be entitled to seek preliminary injunctive relief from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

21.3                          Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

21.4                          Headings.  The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

21.5                          Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when printed confirmation sheet verifying successful transmission of the facsimile is generated by the sender’s machine, when sent by facsimile at the number set forth below (or hereafter amended by subsequent notice to the parties hereto); (c) five Business Days after deposit in the mail as certified mail, receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the parties as set forth below, provided that the sending party receives a confirmation of delivery from the delivery service provider.

To:           Any of the Covenantors

c/o  11/F, Guan Hu Garden 3

105 Yao Jia Yuan Road, Chaoyang District

Beijing 100025, PRC

Attention: Chief Executive Officer

Facsimile: +86 (10) 5928 3383

Telephone: +86 (10) 5928 3663.

Email: yudong@polybona.com.cn

To:           SIG

101 California Street, Suite 3250

San Francisco

CA 94111, USA

Attention: Mr. Michael L. Spolan

Facsimile: +1(610) 6173896

Telephone: +1(415) 4036510

Email: michael.spolan@sig.com

To:           Sequoia

2408, Air China Plaza

36 Xiaoyun Road

Chaoyang District

Beijing 100027, P.R. China

Attention: Mr. Steven Ji

Facsimile: + 86(10) 84475669

Telephone: +86(10) 84475668

Email: sji@sequoiacap.com

To:           Matrix

Suite 2901, Nexus Center,

No. 19A, East 3rd Ring Road North,

Chaoyang District, Beijing, 100020, China

Attention: Mr. David Su

Facsimile: +86 (10) 65000066

Telephone: +86 (10) 65000088

Email: dsu@matrixpartners.com.cn

To:           Sina

20F, Ideal Plaza, No.58,

Bei Si Huan Xi Road,

Haidian District,

Beijing 100080

Attention: Charles Chao

Facsimile: + 86(10) 82607166

Telephone: +86(10) 82628888

Email: charlesc@staff.sina.com.cn

To:           Zero2IPO

Room 2101, 21st Floor, Westlands Centre,

20 Westlands Road, Quarry Bay,

Hong Kong

Attention: Chung Wai Chi, Danny

Facsimile: + 852-2960-0185

Telephone: +852-2960-4611

Email: dannychung@zero2ipo.com.cn

To:           Wayford

Room 2101, 21/F, World Wide House,

8 Connaught Place, Central, Hong Kong.

Attention: Zhou Xin

Facsimile: + 852 35211503

Telephone: +852 21210880

Email: michelle@ehousehk.com

To:           Blooming Capital Limited

Room 1501, Tower B, Euro America Center, No.18 Jiaogong Road,

Hangzhou, Zhejiang

Attention: Mr. Cao Guoxiong

Facsimile: +86 571 85460681

Telephone: +86 571 85463628

Email: caoguoxiong@126.com

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 21.5 by giving the other parties written notice of the new address in the manner set forth above.

21.6         Amendment of Agreement. This Agreement may be amended at any time by a written instrument signed by the Company, holders of a majority of the Ordinary Shares, and Investors representing at least three-fourths (3/4) of the Preferred Shares then outstanding, as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Preferred Shares.  No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

21.7         Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.8         Entire Agreement; Successors and Assigns. Except as specifically referenced in this Agreement, this Agreement, together with all Exhibits to this Agreement, constitute the entire contract among the Parties with respect to the subject matter of this Agreement.  Any prior or contemporaneous agreement, discussion, understanding, or correspondence among the parties (including any prior representations or warranties given by the Parties and the Original Agreement) regarding the subject matter of this Agreement is superseded by this Agreement and this Agreement shall replace the Original Agreement in its entirety. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the Parties to this Agreement.

21.9         Conflict with Charter Documents. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Company’s Articles or Memorandum of Association or other constitutional documents, the parties shall, notwithstanding the conflict or inconsistency, act so as to effect the intent of this Agreement to the greatest extent possible under the circumstances and shall promptly amend the conflicting constitutional documents to conform to this Agreement to the greatest extent possible.

21.10       Assignability.  Subject to Section 17, the rights and obligation under this Agreement shall not be assignable by any party without the prior written consent of all the other Parties.

21.11       Termination. The provisions of this Agreement, save for Sections 1, 2.2(b), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 21 and 22 and other provisions that by their express terms survive termination, shall cease to have effect immediately upon a Qualified IPO and no parties shall have any rights or obligations under these provisions (save as excepted above) save for any obligations arising in connection prior to the Qualified IPO.

21.12       Exercise of Investor’s Rights. Any rights of any Investor under this Agreement may, without prejudice to such Investor to exercise any such rights, be exercised by any fund manager of such Investor or their respective nominees (“Fund Manager”, which in the case of SIG includes Susquehanna Asia Investment, LLLP and in the case of Sequoia includes Sequoia Capital Management I, L.P.,), unless such Investor has given notice to the other Parties that any such rights cannot be exercised by such Fund Manager.

21.13       Several Liability of Holders of Preferred Shares. Each holder of the Preferred Shares shall be severally (and not jointly and severally or jointly with any other Person) liable for its own obligations under this Agreement.

22.           Confidentiality and Announcements.

22.1         Disclosure of Terms. No Party shall, without the prior written approval of the Investors, make any announcement concerning or otherwise disclose or divulge any information concerning any Investor’s involvement with or interest in any Group Company including (without limitation) the subject matter and the terms and conditions set forth in the Transaction Documents, negotiations relating thereto, and information obtained pursuant to Section 2.2(a) hereof, which shall be confidential information (collectively, “Confidential Information”); provided, however, that the Investors and the Company may disclose or make announcements with respect to the amount of funds raised by the Company, and the identity of the Investors.

22.2         Confidentiality Period. Each Party (other than the Investors) shall at all times after the date of this Agreement keep confidential, and not directly or indirectly reveal, disclose or use for any purpose, any Confidential Information, howsoever received or obtained.

22.3         Permitted Disclosures. The prohibitions set out in Sections 22.1 and 22.2 do not apply to:

(a)           information which was in the public domain or otherwise known to a Party (the “Disclosing Party”) before it was provided to the Disclosing Party by another Party, or entered the public domain otherwise than as a result of (a) a breach by the Disclosing Party of this Section 22, or (b) a breach of a confidentiality obligation by the another person, where such breach was known to the Disclosing Party;

(b)           disclosure of Confidential Information which is legally compelled by any law, the order of any court, the requirements of a stock exchange or to obtain tax or other clearances or consents from any relevant authority that is applicable to the Disclosing Party, and provided that the Disclosing Party shall promptly provide the other Parties with written notice of that fact, in accordance with Section 21.5, so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy.  In such event, the Disclosing Party shall furnish only that portion of the Confidential Information which is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information to the extent requested by the other Parties hereto;

(c)           information disclosed by any Investor (or its fund manager) for the purposes of fund reporting or inter-fund reporting or to its fund manager, other funds managed by its fund manager and their respective affiliates, advisers, consultants, auditors, directors, officers, employees, stockholders, investors or insurers;

(d)           information disclosed by any Investor to a bona fide potential purchaser of or investor in any class of shares in the capital stock of the Company; or

(e)           information disclosed by any Investor Representative to the Investor that appointed him, or its Affiliates.

22.4         Founders’ Obligations. The Founders shall cause the observance of this Section 22 by each Group Company, shall allow access to Confidential Information only to directors, officers and employees of the Group Companies whose duties require them to possess such Confidential Information, and shall take all reasonable steps to minimize the risk of disclosure of Confidential Information.

22.5         Other Information. The provisions of this Section 22 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

BONA FILM GROUP LIMITED		BONA INTERNATIONAL FILM GROUP LIMITED
By:	/s/ Yu Dong	()
Name: Yu Dong
Title: Director
		By:	/s/ Yu Dong
Name: Yu Dong
Title: Director

BONA ENTERTAINMENT COMPANY LIMITED ()		ZHEJIANG BONA MOVIE AND TELEVISION PRODUCTION CO., LTD. ()

By:	/s/ Yu Dong	By:	/s/ Yu Dong
Name: Yu Dong		Name: Yu Dong
Title: Director		Title: Legal Representative

BEIJING BONA NEW WORLD MEDIA TECHNOLOGY CO., LTD. ()		BEIJING BONA FILM CULTURE COMMUNICATION CO., LTD. ()

By:	/s/ Yu Dong	By:	/s/ Yu Dong
Name: Yu Dong		Name: Yu Dong
Title: Legal Representative		Title: Legal Representative

BEIJING BAICHUAN FILM DISTRIBUTION CO., LTD. ()		BEIJING BONA ADVERTISING CO., LTD. ()

By:	/s/ Yu Dong	By:	/s/ Yu Dong
Name: Yu Dong		Name: Yu Dong
Title: Legal Representative		Title: Legal Representative

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

DISTRIBUTION WORKSHOP (BVI) LTD.		BEIJING BONA MEI TAO CULTURE MEDIA CO., LTD. ()

By:	/s/ Yu Dong
Name: Yu Dong
Title: Director		By:	/s/ Yu Dong
Name: Yu Dong
Title: Legal Representative

SKILLGREAT LIMITED. ()

/s/ Yu Dong
By:	/s/ Yu Dong	Yu Dong ()
Name: Yu Dong
Title: Director

/s/ Yu Hai
Yu Hai()

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

/s/ Shi Nansun	/s/ Wing Hung Jeffrey Chan
Shi Nansun ()	Wing Hung Jeffrey Chan ()

/s/ Jiang Fengyun	/s/ Irene Hong Tanner
Jiang Fengyun ()	Irene Hong Tanner

Onachieve Investments Limited

/s/ Law Hiu Man
Law Hiu Man ()	By:	/s/ Ku Ka Lee
Name: Ku Ka Lee
Title:

Media Range Limited	PreIPO Capital Partners Limited

By:	/s/ Zhong Jiang	By:	/s/ Wu Kezhong
Name: Zhong Jiang	Name: Wu Kezhong
Title: Authorized Signatory	Title: Director

Vasto International Limited

By:	/s/ Fan Kwong Ning
Name: Fan Kwong Ning
Title: Director

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

SIG CHINA INVESTMENTS ONE, LTD.

By:	/s/ Michael L. Spolan
Name: Michael L. Spolan
Title: Vice President
SIG Asia Investment LLP
authorized agent for
SIG China Investments One, Ltd.

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

SEQUOIA CAPITAL CHINA I, L.P.
SEQUOIA CAPITAL CHINA PARTNERS FUND I, L.P.
SEQUOIA CAPITAL CHINA PRINCIPALS FUND I, L.P.

By: Sequoia Capital China Management I, L.P.
A Cayman Islands Exempted Limited partnership
General Partner of Each

By: SC China Holding Limited
A Cayman Islands limited liability company
Its General Partner

By:	/s/ Jimmy Wong
Name: Jimmy Wong
Title: Authorized Signatory

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

Matrix Partners China I, L.P.
c/o Maples Corporate Services Limited
P.O. Box 309 Ugland House,
Grand Cayman, KY1-1104, Cayman Islands

By:	Matrix China Management I, L.P.
its General Partner

By:	Matrix China I GP GP, Ltd.
its General Partner

By	/s/ Tim Barrows
Print Name: Tim Barrows
Title: Authorized Signatory

Matrix Partners China I-A, L.P.
c/o Maples Corporate Services Limited
P.O. Box 309 Ugland House,
Grand Cayman, KY1-1104, Cayman Islands

By:	Matrix China Management I, L.P.
its General Partner

By:	Matrix China I GP GP, Ltd.
its General Partner

By	/s/ Tim Barrows
Print Name: Tim Barrows
Title: Authorized Signatory

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

SINA Hong Kong Limited

By:	/s/ Charles Chao
Name: Charles Chao
Title: Chief Executive Officer

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

Zero2IPO China Fund II, L.P.

By:	/s/ Chung Wai Chi, Danny
Name: Chung Wai Chi, Danny
Title: Authorized Signatory

[SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

Wayford Enterprises Limited

By:	/s/ Zhou Xin
Name: Zhou Xin
Title: Director

IN WITNESS WHEREOF, the parties to this Agreement have executed this Shareholders’ Agreement as of the date first written above.

Blooming Capital Limited

By:	/s/ Cao Guoxiong
Name: Cao Guoxiong
Title: Authorized Signatory